Exhibit 99

Sara Lee Reports Positive Trends and Solid Progress in Second Quarter

DOWNERS GROVE, Ill. (February 2, 2012) – Sara Lee Corp. (NYSE: SLE) today reported earnings for the second quarter and first half of fiscal 2012 and updated the progress of the spin-off of the company’s international Coffee & Tea business.

Second Quarter Highlights (continuing operations):

•	Adjusted[1] and reported net sales increased 6%

¡	Coffee & Tea: adjusted net sales up 12%; reported net sales up 11%
¡	Meat[2]: adjusted net sales up 1%; reported net sales up 2%

•	Adjusted operating income increased 18%; reported operating income declined 42%

¡	Coffee & Tea: adjusted operating segment income up 2%; reported operating segment income up 29%
¡	Meat: adjusted operating segment income down 2%; reported operating segment income down 7%

•	Adjusted EPS increased six cents to $0.27; reported EPS decreased nine cents to $0.05

•	Reiterating guidance despite negative impact from currency

Key Financial Data, Continuing Operations

Second Quarter			($ millions, except per share)	First Half
2012	2011	% Change	Continuing Operations	2012	2011	% Change
2,044	1,932	5.8	Adjusted Net Sales	3,944	3,730	5.8
2,081	1,958	6.3	Reported Net Sales	4,024	3,685	9.2
256	216	18.4	Adjusted Operating Income	438	391	12.0
101	175	(42.4)	Reported Operating Income	212	332	(36.3)
$0.27	$0.21	28.6	Adjusted EPS	$0.45	$0.33	36.4
$0.05	$0.14	(64.3)	Reported Diluted EPS	$0.00	$0.23	NM

Perspectives from Executive Chairman & Chief Executive Officer

“We continue to see solid progress in our businesses as we head into the second half of our fiscal year”, said Executive Chairman Jan Bennink. “We remain on track to complete the spin-off during the fourth quarter of the fiscal year. We have closed all announced business divestitures and have supplemented our core businesses with acquisitions that will strengthen our long-term growth profile. Each business now has the CEO and CFO in place and they are assessing further changes to strengthen the organization. Finally, as we announced last week, we now have full control over the Senseo trademark and look forward to a continued partnership with Philips to leverage Senseo’s strong brand equity into new products and geographic market expansion.”

Chief Executive Officer Marcel Smits added, “The meat business showed a marked improvement in volume and mix trends in the quarter in response to course corrections. We made brisk improvement on the meat categories in the retail and foodservice businesses, while the bakery categories lagged. Coffee and Tea continued its upward trend and, importantly, operations in the key Western European countries continue to perform well. We are confident that we now have the market fundamentals in line to deliver on our guidance for the full year.”

1 The term “adjusted net sales” and other “adjusted” financial measures are explained and reconciled to comparable GAAP measures at the end of this release.

2 Meat is the summation of the N.A. Retail and N.A. Foodservice & Specialty Meats segments

Sara Lee Reports Positive Trends and Solid Progress in Second Quarter – Page 2

Fiscal 2012 Guidance

The company reiterates guidance despite a negative impact from currency

•	Adjusted EPS: $0.89-$0.95
•	Net sales: $7.9 - $8.15 billion
•	Adjusted operating income (including acquisitions): $875-$930 million
•	Net interest expense: $80 million
•	Tax rate: 33.4%
•	Year-end cash: $300 million
•	Year-end debt updated from $2.1 billion to $2.4 billion
•	Average Dollar/Euro exchange rate updated from $1.39 to $1.35

Coffee & Tea

Second Quarter			($ millions)	First Half
2012	2011	% Change	Continuing Operations	2012	2011	% Change
988	886	11.6	Adjusted Net Sales	1,894	1,679	12.9
998	899	11.0	Reported Net Sales	1,920	1,627	18.0
63	53	19.5	MAP	104	84	24.1
144	142	1.8	Adjusted Op. Seg. Inc.	265	243	9.1
140	109	28.7	Reported Op. Seg. Inc.	254	199	27.7

In the second quarter, Coffee and Tea continued its strong performance. Adjusted net sales grew 12%, driven by pricing and strong mix. This positive performance was partially offset by volume declines which can be attributed largely to the complete shutdown of our Thai business during massive flooding and the deliberate withdrawal from private label business in France. Adjusted operating margin increased for the second consecutive quarter, to 14.6%, despite a 20% increase in MAP spending. Pricing has now fully covered raw material increases for the first time since the beginning of the spike in raw material prices.

The business is performing particularly well in our key Western European countries: the Netherlands, France and Spain. Market shares showed compelling trends in all three countries, with France and Spain reaching record levels. The Netherlands is showing significant progress as it has started to reverse the downward trend of the past few years. The growth of capsules has contributed to success in these three countries, combined with strengthened category management and stronger focus on the base business.

The strong growth in retail sales was partially offset by a more moderate growth in the out-of-home segment, which grew by 2%.

The company is implementing a new innovation strategy to address unmet consumer needs through preference mapping. Within the Senseo line, the company has launched richer variants for those who like espresso-type products. For those who prefer a larger and milder “long” coffee, “Lungo” variants have been introduced to the L’OR range and have met great success in the countries in which it has been launched (France, the Netherlands and Belgium). To capitalize on the consumer interest in optimal freshness, we have also launched a complete range of “bean” products in the Netherlands.

In the first six months, adjusted net sales increased 13%, MAP spend was up 24% and adjusted operating segment income increased by 9%. For the remainder of the fiscal year, we expect the pricing effect to wind down and volume/mix to pick up, combined with some tailwinds from commodity costs. Energy in Motion innovations will start rolling out as of April, followed by major re-launches in the summer.

Sara Lee Reports Positive Trends and Solid Progress in Second Quarter – Page 3

Meat

Total Meats Business – North American Retail and North American Foodservice & Specialty Meats

Second Quarter			($ millions)	First Half
2012	2011	% Change	Continuing Operations	2012	2011	% Change
1,028	1,018	0.9	Adjusted Net Sales	1,992	1,987	0.2
1,055	1,031	2.3	Reported Net Sales	2,046	2,000	2.3
30	34	(12.0)	MAP	77	73	6.3
118	121	(2.5)	Adjusted Op. Seg. Inc.	201	207	(3.1)
114	122	(6.7)	Reported Op. Seg. Inc.	183	205	(11.0)

The Meats business showed encouraging progress in the second quarter as selective pricing actions were effective in reversing volume loss trends in key categories. After a volume decline of 5.7% in the first quarter, the second quarter showed a decline of 3.5%, with trends improving as the quarter progressed. Volume and share improvement in the company’s core meat categories was diluted by weak performance in bakery categories. A portion of the volume decline can be attributed to short-term disruption related to the transition of accounts to a third party broker. The long-term benefit of this strategic move is expected to greatly outweigh the near-term volume impact. Mix declined 0.4% in the first quarter but increased 1.0% in the second quarter.

North American Retail

Second Quarter			($ millions)	First Half
2012	2011	% Change	Continuing Operations	2012	2011	% Change
741	741	(0.1)	Adjusted Net Sales	1,425	1,436	(0.8)
741	741	(0.1)	Reported Net Sales	1,425	1,436	(0.8)
26	32	(19.8)	MAP	67	69	(2.4)
88	84	4.8	Adjusted Op. Seg. Inc.	144	145	(0.8)
81	84	(3.5)	Reported Op. Seg. Inc.	123	144	(14.8)

In the second quarter, adjusted and reported net sales were flat versus the prior year period, as volume declines of 4.9% were offset by a positive mix effect of 1.5% as well as pricing. The North American Retail segment implemented selective strategic pricing actions in the second quarter in order to address competitive price gaps in certain categories. As a result, the company saw volume and share trends improve in core categories. The overall result was a quarter-over-quarter volume/mix improvement of 390 basis points (from -7.3% in the first quarter to -3.4% in the second quarter). Adjusted operating segment income increased 5% as a result of lower SG&A, operations productivity and lower MAP spend. Commodity price increases were not fully recovered in the quarter.

Market share trends showed meaningful improvements in each of the segment’s core categories. The best performance in the quarter came from the Jimmy Dean business which continues to deliver positive trends on volume, revenue and operating profit, driven by innovation. Meanwhile, extensive resources are being put behind plans to improve the innovation and positioning of the Hillshire Farm brand. The bakery business underperformed during the holiday season in a very competitive market, impacting quarterly results and diluting the impact of positive trends in meat.

In the first six months, adjusted and reported net sales declined 1% to $1,425 million. Pricing and sales mix virtually offset volume declines, the exit of the final hog resale contract and slotting fees on new items. Adjusted operating segment income declined 1% as the impact of volume declines more than offset lower SG&A and operations productivity.

In the second half of the year, the company will continue to balance pricing and MAP spend while remaining focused on innovation.

Sara Lee Reports Positive Trends and Solid Progress in Second Quarter – Page 4

North American Foodservice & Specialty Meats

Second Quarter			($ millions)	First Half
2012	2011	% Change	Continuing Operations	2012	2011	% Change
287	277	3.6	Adjusted Net Sales	567	551	2.8
314	290	8.3	Reported Net Sales	621	564	10.1
4	2	NM	MAP	10	4	NM
30	37	(19.0)	Adjusted Op. Seg. Inc.	57	62	(8.5)
33	38	(13.6)	Reported Op. Seg. Inc.	60	61	(2.2)

In the second quarter, adjusted net sales grew 4% to $287 million, as positive pricing more than offset unit volume declines. The segment showed mixed results as strong sales and mid-single-digit volume growth in meats were offset by mid-single-digit volume declines in bakery, resulting from market declines in out-of-home desserts as well as reductions in military sales. The specialty meats business performed well, driven by the strong performance of Aidells, which continues to grow volume, revenue and operating profit. Adjusted operating segment income declined 19%, with prices increases lagging commodity cost increases.

In the first six months, adjusted net sales increased 3% to $567 million, driven by higher prices. Adjusted operating segment income declined 9% as volume declines and commodity increases more than offset higher prices and lower SG&A costs.

Additional Information

Corporate Expenses

Second Quarter			First Half
2012	2011	($ millions, excluding significant items)	2012	2011
(21)	(41)	General corporate expenses	(31)	(64)
15	(2)	Commodity MTM gains/(losses)	4	10
(3)	(3)	Amortization of trademarks and intangibles	(6)	(6)
(9)	(46)	Total corporate expenses	(33)	(60)

The company continues to make progress in reducing general corporate expenses while preparing for the spin-off. Excluding significant items, general corporate expenses were $21 million for the quarter, a decline of $20 million from the prior year. The reduction was primarily due to lower corporate headcount costs and pension expenses. We now expect full year general corporate expenses (including amortization) to be $85-$95 million.

Australian Bakery

The Australian Bakery business has been taken off strategic review and will remain with the North American Meat business post-spin.

Commodity Costs (including Currency Mark-to-Market)

For the second quarter, the company’s total commodity costs increased by $169 million, partially offset by $151 million in higher prices. For the first half, the company’s total commodity costs increased by $323 million, partially offset by $311 million in higher prices. The $323 million increase in FY12 commodity costs includes a $37 million favorable variance in currency mark-to-market adjustments, comprised of a $21 million first-half gain in FY12 versus a $16 million first-half loss in FY11. This year-over-year benefit is included in the Coffee and Tea results.

Cash from Operations

Net cash from operating activities for the second quarter was $253 million versus $205 million in the prior year. For the first half, net cash from operating activities was $33 million compared to $233 million in the prior year. The decrease was primarily due to a significant decline in the cash generated by discontinued operations as divestitures were completed, a one-time €60 million payment to the Netherlands pension plan in the first quarter and higher cash payments for significant items.

Sara Lee Reports Positive Trends and Solid Progress in Second Quarter – Page 5

Significant Items

For the quarter, significant items, excluding impairment charges and gains or losses on the sale of businesses, were $170 million, primarily resulting from the renegotiation of global IT contracts and spin-related advisory fees. For the full year, we now expect total significant items, excluding impairment charges and gains or losses on the sale of businesses, to be $525-$550 million. Included in this amount is approximately €50 million related to the previously announced termination of an existing agreement with Royal Philips Electronics.

Timing of Payment of the $3.00 Special Dividend

The company expects to declare and pay the $3.00 special dividend in the fourth quarter of fiscal 2012.

Diluted Earnings Per Share

	Second Quarter
	Continuing Operations		Total Company
	2012	2011	2012	2011
Diluted EPS as reported	$0.05	$0.14	$0.79	$1.30
Less:
Gain on sale of discontinued operations	-	-	0.62	0.77
Tax related items	(0.04)	-	0.09	0.35
Other significant items	(0.18)	(0.07)	(0.22)	(0.11)
Adjusted EPS*	$0.27	$0.21	$0.30	$0.31
* Amounts are rounded and may not add to the total.

	First Half
	Continuing Operations		Total Company
	2012	2011	2012	2011
Diluted EPS as reported	$0.00	$0.23	$0.42	$1.58
Less:
Gain on sale of discontinued operations	-	-	0.78	0.89
Tax related items	(0.18)	0.01	0.03	0.35
Other significant items	(0.27)	(0.11)	(0.89)	(0.16)
Adjusted EPS*	$0.45	$0.33	$0.51	$0.51
* Amounts are rounded and may not add to the total.

Webcast and Form 10-K

Sara Lee Corporation’s review of its results for the second quarter will be broadcast live via the Internet today at 10:00 a.m. CST. The live webcast can be accessed in the Investor Relations section on www.saralee.com and is anticipated to conclude by 11:00 a.m. CST. For people who are unable to listen to the webcast live, a recording will be available on the website at 7:00 p.m. on the day of the webcast until August 3, 2012. Sara Lee has also provided slides containing additional information that will be reviewed during its second quarter webcast. The slides can be accessed in the Investor Relations section on www.saralee.com under Investor News and Events.

Amounts included in the release are preliminary, pending Sara Lee Corporation’s filing of its Form 10-Q with the Securities and Exchange Commission on or before February 9, 2012. The Form 10-Q will be available in the Investor Relations section (Financial/SEC Information page) on www.saralee.com.

About Sara Lee Corporation

Sara Lee Corp. (NYSE: SLE) and it’s leading portfolio of food and beverage brands, including Ball Park, Douwe Egberts, Hillshire Farm, Jimmy Dean, Pickwick Teas, Sara Lee and Senseo, generate nearly $8 billion in annual net sales from continuing operations and employ approximately 20,000 people worldwide. In January 2011, Sara Lee Corp. announced that it will divide the company into two pure-play publicly-traded companies, one focused on the international coffee and tea market and the other on North American meats. For more information on the company, please visit www.saralee.com.

Contact:     Media:      Jon Harris, +1.630.598.8661

 Analysts:     Melissa Napier, +1.630.598.8739

      Robin Jansen, +31.30.292.7455

Sara Lee Reports Positive Trends and Solid Progress in Second Quarter – Page 6

Forward-Looking Statements

This release contains forward-looking statements regarding Sara Lee’s business prospects and future financial results and metrics, including statements contained under the heading “Fiscal 2012 Guidance.” In addition, from time to time, in oral statements and written reports, the corporation discusses its expectations regarding the corporation’s future performance by making forward-looking statements preceded by terms such as “anticipates,” “we are confident,” “expects,” “likely” or “believes.” These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events and are inherently uncertain.

Investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements, and the corporation wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Sara Lee’s actual results to differ from such forward-looking statements are those described under Item 1A, Risk Factors, in Sara Lee’s most recent Annual Report on Form 10-K and other SEC Filings, as well as factors relating to:

•

Sara Lee’s proposed spin-off plans and the special dividend announced on Jan. 28, 2011, such as (i) unanticipated developments that delay or negatively impact the proposed spin-off and capital plans; (ii) Sara Lee’s ability to obtain an IRS tax ruling and any other customary approvals; (iii) Sara Lee’s ability to generate the anticipated efficiencies and savings from the spin-off including a lower effective tax rate for the spin-off company; (iv) the impact of the spin-off on Sara Lee’s relationships with its employees, major customers and vendors and on Sara Lee’s credit ratings and cost of funds; (v) changes in market conditions; (vi) future opportunities that the Board may determine present greater potential value to shareholders than the spin-off and special dividend; (vii) disruption to Sara Lee’s business operations as a result of the spin-off; (viii) future operating or capital needs that require a more significant outlay of cash than currently anticipated; and (ix) the ability of the businesses to operate independently following the completion of the spin-off;

•

Sara Lee’s relationship with its customers, such as (i) a significant change in Sara Lee’s business with any of its major customers, such as Walmart, its largest customer; and (ii) credit and other business risks associated with customers operating in a highly competitive retail environment;

•

The consumer marketplace, such as (i) intense competition, including advertising, promotional and price competition; (ii) changes in consumer behavior due to economic conditions, such as a shift in consumer demand toward private label; (iii) fluctuations in raw material costs, Sara Lee’s ability to increase or maintain product prices in response to cost fluctuations and the impact on Sara Lee’s profitability; (iv) the impact of various food safety issues and regulations on sales and profitability of Sara Lee products; and (v) inherent risks in the marketplace associated with product innovations, including uncertainties about trade and consumer acceptance;

•

Sara Lee’s international operations, such as (i) impacts on reported earnings from fluctuations in foreign currency exchange rates, particularly the euro; (ii) Sara Lee’s generation of a high percentage of its revenues from businesses outside the United States and costs to remit these foreign earnings into the U.S. to fund Sara Lee’s domestic operations, dividends, debt service and corporate costs; (iii) difficulties and costs associated with complying with U.S. laws and regulations, such as Foreign Corrupt Practices Act, applicable to global corporations, and different regulatory structures and unexpected changes in regulatory environments overseas; and (iv) Sara Lee’s ability to continue to source production and conduct operations in various countries due to changing business conditions, political environments, import quotas and the financial condition of suppliers;

•

Previous business decisions, such as (i) Sara Lee’s ability to generate margin improvement through cost reduction and efficiency initiatives; (ii) Sara Lee’s credit ratings, the impact of Sara Lee’s capital plans on such credit ratings and the impact these ratings and changes in these ratings may have on Sara Lee’s cost to borrow funds and access to capital/debt markets; (iii) the settlement of a number of ongoing reviews of Sara Lee’s income tax filing positions in various jurisdictions and inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which Sara Lee transacts business; and (iv) changes in the expense for and contingent liabilities relating to multi-employer pension plans in which Sara Lee participates.

In addition, Sara Lee’s results may also be affected by general factors, such as economic conditions, political developments, interest and inflation rates, accounting standards, taxes and laws and regulations in markets where the corporation competes. Sara Lee undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

#     #     #

Sara Lee Reports Positive Trends and Solid Progress in Second Quarter – Page 7

Financial Summary - As Adjusted

For the Quarter and Six Months ended Dec. 31, 2011 and Jan. 1, 2011 (in millions, except per share data - unaudited)

	Quarter ended			Six Months ended
	Dec. 31, 2011	Jan. 1, 2011	% Change	Dec. 31, 2011	Jan. 1, 2011	% Change

Continuing operations:
Adjusted net sales:

N.A. Retail	$741	$741	(0.1)%	$1,425	$1,436	(0.8)%
N.A. FS & Specialty Meats	287	277	3.6	567	551	2.8
Coffee & Tea	988	886	11.6	1,894	1,679	12.9
Australian Bakery	35	35	0.2	73	77	(4.9)
Intersegment	(7)	(7)		(15)	(13)

Total adjusted net sales	$2,044	$1,932	5.8%	$3,944	$3,730	5.8%

Adjusted operating income

N.A. Retail	$88	$84	4.8%	$144	$145	(0.8)%
N.A. FS & Specialty Meats	30	37	(19.0)	57	62	(8.5)
Coffee & Tea	144	142	1.8	265	243	9.1
Australian Bakery	3	(1)	NM	5	1	NM

Adjusted operating segment income	265	262	1.4%	471	451	4.3%
General corporate expenses	(21)	(41)		(31)	(64)
Mark-to market derivatives gains/(losses)	15	(2)		4	10
Amortization of trademarks & intangibles	(3)	(3)		(6)	(6)

Total adjusted operating income	$256	$216	18.4%	$438	$391	12.0%

Adjusted income from continuing operations	$158	$134	18.4%	$266	$215	24.5%

Adjusted net income	$177	$198	(11.1)%	$306	$335	(9.0)%

Adjusted net Income attributable to Sara Lee:
Continuing operations	$158	$134	18.4%	$266	$215	24.5%
Discontinued operations	$18	$62	(71.7)%	$37	$116	(69.4)%

Adjusted diluted earnings per share:

Income from continuing operations	$0.27	$0.21	28.6%	$0.45	$0.33	36.4%

Net income	$0.30	$0.31	(3.2)%	$0.51	$0.51	0.0%

Adjusted operating margin:

N.A. Retail	11.9%	11.4%	0.5%	10.1%	10.1%	0.0%
N.A. FS & Specialty Meats	10.4	13.3	(2.9)	10.0	11.2	(1.2)
Coffee & Tea	14.6	16.0	(1.4)	14.0	14.5	(0.5)
Australian Bakery	9.0	(2.6)	11.6	7.5	2.2	5.3

Total Sara Lee	12.5%	11.2%	1.3%	11.1%	10.5%	0.6%

NM = Not meaningful

Sara Lee Reports Positive Trends and Solid Progress in Second Quarter – Page 8

Financial Summary - As Reported

For the Quarter and Six Months ended Dec. 31, 2011 and Jan. 1, 2011 (in millions, except per share data - unaudited)

	Quarter ended			Six Months ended
	Dec. 31, 2011	Jan. 1, 2011	% Change	Dec. 31, 2011	Jan. 1, 2011	% Change

Continuing operations:

Net sales:

N.A. Retail	$741	$741	(0.1)%	$1,425	$1,436	(0.8)%
N.A. FS & Specialty Meats	314	290	8.3	621	564	10.1
Coffee & Tea	998	899	11.0	1,920	1,627	18.0
Australian Bakery	35	35	1.7	73	71	3.6
Intersegment	(7)	(7)		(15)	(13)

Total net sales	$2,081	$1,958	6.3%	$4,024	$3,685	9.2%

Operating income

N.A. Retail	$81	$84	(3.5)%	$123	$144	(14.8)%
N.A. FS & Specialty Meats	33	38	(13.6)	60	61	(2.2)
Coffee & Tea	140	109	28.7	254	199	27.7
Australian Bakery	3	(1)	NM	5	1	NM

Operating segment income	257	230	11.7%	442	405	8.9%

General corporate expenses	(168)	(50)		(228)	(77)
Mark-to market derivatives gains/(losses)	15	(2)		4	10
Amortization of trademarks & intangibles	(3)	(3)		(6)	(6)

Total operating income	$101	$175	(42.4)%	$212	$332	(36.3)%

Income (loss) from continuing operations	$33	$88	(63.0)%	$(1)	$149	NM

Net income	$469	$833	(43.8)%	$254	$1,027	(75.3)%

Net income (loss) attributable to Sara Lee:
Continuing operations	$33	$88	(63.0)%	$(1)	$149	NM
Discontinued operations	$435	$743	(41.4)%	$252	$874	(71.2)%
Diluted earnings per share:

Income (loss) from continuing operations	$0.05	$0.14	(64.3)%	$—	$0.23	NM

Net income	$0.79	$1.30	(39.2)%	$0.42	$1.58	(73.4)%

Operating margin:

N.A. Retail	11.0%	11.4%	(0.4)%	8.6%	10.1%	(1.5)%
N.A. FS & Specialty Meats	10.3	13.0	(2.7)	9.6	10.8	(1.2)
Coffee & Tea	14.1	12.1	2.0	13.2	12.2	1.0
Australian Bakery	8.8	(2.0)	10.8	7.5	2.2	5.3

Total Sara Lee	4.9%	9.0%	(4.1)%	5.3%	9.0%	(3.7)%

NM = Not meaningful

Sara Lee Reports Positive Trends and Solid Progress in Second Quarter – Page 9

Consolidated Statements of Income

For the Quarters and Six Months ended Dec. 31, 2011 and Jan. 1, 2011 (in millions, except per share data - unaudited)

	Quarter ended		Six Months ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011
Continuing operations
Net sales	$2,081	$1,958	$4,024	$3,685

Cost of sales	1,385	1,281	2,712	2,438
Selling, general and administrative expenses	497	463	952	872
Net charges for exit activities, asset and business dispositions	84	39	116	43
Impairment charges	14	-	32	-

Operating income	101	175	212	332
Interest expense	29	28	59	62
Interest income	(11)	(7)	(20)	(12)
Debt extinguishment costs	-	25	-	55

Income from continuing operations before income taxes	83	129	173	227
Income tax expense	50	41	174	78

Income/(loss) from continuing operations	33	88	(1)	149

Discontinued operations:
Income (loss) from discontinued operations, net of tax (benefit) of $(70), $(199), $(132) and $(174)	65	255	(208)	299
Gain on sale of discontinued operations, net of tax expense of $169, $396, $339 and $562	371	490	463	579

Net income from discontinued operations	436	745	255	878

Net income	469	833	254	1,027

Less: Income from noncontrolling interests, net of tax
Discontinued operations	1	2	3	4

Net income attributable to Sara Lee	$468	$831	$251	$1,023

Amounts attributable to Sara Lee:
Net income/(loss) from continuing operations	$33	$88	$(1)	$149
Net income from discontinued operations	435	743	252	874

Earnings per share of common stock:
Basic
Income from continuing operations	$0.06	$0.14	$-	$0.23
Net income	$0.79	$1.30	$0.42	$1.58
Average shares outstanding	592	638	592	646

Diluted
Income from continuing operations	$0.05	$0.14	$-	$0.23
Net income	$0.79	$1.30	$0.42	$1.58
Average shares outstanding	595	642	592	649

Cash dividends declared per share of common stock	$0.115	$0.115	$0.115	$0.115

Sara Lee Reports Positive Trends and Solid Progress in Second Quarter – Page 10

Net Sales Bridge

For the Quarter and Six Months ended Dec. 31, 2011 (unaudited)

The following table illustrates the components of the change in net sales versus the prior year for each of the four reported business segments

Second Quarter ended December 31, 2011

	Unit Volume	Mix	+	Price	+	Other	=	Adjusted Net Sales* Change	+	Acq./ Disp.	+	Foreign Exchange	=	Total Net Sales Change

N.A. Retail	(4.9)%	1.5%		4.4%		(1.1)%		(0.1)%		0.0%		0.0%		(0.1)%

N.A. FS and Specialty Meats	(0.4)	0.1		3.5		0.4		3.6		4.7		0.0		8.3

Coffee & Tea	(6.5)	5.1		11.8		1.2		11.6		0.9		(1.5)		11.0

Australian Bakery	(5.0)	(0.4)		5.3		0.3		0.2		0.0		1.5		1.7

Total Continuing Business	(4.9)%	2.9%		7.7%		0.1%		5.8%		1.1%		(0.6)%		6.3%

First Six Months ended December 31, 2011

	Unit Volume	+	Mix	+	Price	+	Other	=	Adjusted Net Sales* Change	+	Acq./ Disp.	+	Foreign Exchange	=	Total Net Sales Change

N.A. Retail	(6.0)%		0.8%		5.3%		(0.9)%		(0.8)%		0.0%		0.0%		(0.8)%

N.A. FS and Specialty Meats	(1.4)		(0.1)		4.4		(0.1)		2.8		7.2		0.1		10.1

Coffee & Tea	(5.1)		4.5		12.7		0.8		12.9		1.4		3.7		18.0

Australian Bakery	(9.0)		(1.2)		5.0		0.3		(4.9)		0.0		8.5		3.6

Total Continuing Business	(4.9)%		2.2%		8.5%		0.0%		5.8%		1.7%		1.7%		9.2%

*Adjusted net sales is a non-GAAP measure that excludes the impact of foreign currency exchange rates and acquisitions/dispositions. See detailed explanation of this and other non-GAAP measures in this release.

Sara Lee Reports Positive Trends and Solid Progress in Second Quarter – Page 11

Condensed Consolidated Balance Sheet Data

At Dec. 31, 2011 and July 2, 2011 (in millions - unaudited)

	December 31, 2011	July 2, 2011
Assets
Cash and equivalents	$2,751	2,066
Trade accounts receivable, less allowances	760	828
Inventories	917	884
Current deferred income taxes	26	42
Other current assets	349	261
Receivable for proceeds on disposition	376	-
Assets held for sale	78	503

Total current assets	5,257	4,584
Property, net of accumulated depreciation of $2,036 and $2,057, respectively	1,291	1,380
Trademarks and other identifiable intangibles	247	282
Goodwill	592	624
Deferred income taxes	145	260
Pension asset	354	265
Other noncurrent assets	223	236
Noncurrent assets held for sale	77	1,902

	$8,186	$9,533

Liabilities and Equity
Notes payable	$122	238
Accounts payable	728	875
Income taxes payable and current deferred taxes	594	468
Other accrued liabilities	1,176	1,576
Current maturities of long-term debt	390	473
Liabilities held for sale	70	492

Total current liabilities	3,080	4,122

Long-term debt	1,935	1,935
Pension obligation	240	216
Deferred income taxes	212	179
Other liabilities	712	823
Noncurrent liabilities held for sale	3	284
Equity
Sara Lee common stockholders’ equity	2,004	1,945
Noncontrolling interest	-	29

Total Equity	2,004	1,974

	$8,186	$9,533

Sara Lee Reports Positive Trends and Solid Progress in Second Quarter – Page 12

Consolidated Statements of Cash Flows

For the Six Months Ended Dec. 21, 2011 and Jan. 1, 2011 (in millions - unaudited)

	Six Months ended
	Dec. 31, 2011	Jan. 1, 2011
Operating activities -
Net income	$254	$1,027

Adjustments to reconcile net income/(loss) to net cash from operating activities:
Depreciation	122	155
Amortization	20	42
Impairment charges	417	-
Net (gain) loss on business dispositions	(802)	(1,141)
Pension contributions, net of expense	(127)	(6)
Increase in deferred income taxes for unremitted earnings	33	227
Increase (decrease) in deferred income taxes for tax basis differences	80	(227)
Debt extinguishment costs	-	55
Other	45	(19)
Changes in current assets and liabilities, net of businesses acquired and sold:
Trade accounts receivable	(60)	8
Inventories	(115)	(115)
Other current assets	35	(60)
Accounts payable	(10)	16
Accrued liabilities	(7)	(12)
Accrued taxes	148	283

Net cash from operating activities	33	233

Investing activities -
Purchases of property and equipment	(128)	(151)
Purchases of software and other intangibles	(19)	(11)
Acquisitions of businesses	(29)	(31)
Dispositions of businesses and investments	1,451	1,988
Cash received from derivative transactions	25	36
Sales of assets	1	9

Net cash received from investing activities	1,301	1,840

Financing activities -
Issuances of common stock	36	2
Purchases of common stock	-	(645)
Borrowings of other debt	142	935
Repayments of other debt and derivatives	(242)	(1,278)
Net change in financing with less than 90-day maturities	(197)	216
Purchase of noncontrolling interest	(10)	-
Payments of dividends	(135)	(217)

Net cash used in financing activities	(406)	(987)

Effect of changes in foreign exchange rates on cash	(243)	110

Increase in cash and equivalents	685	1,196
Add: Cash balances of discontinued operations at beginning of year	-	-
Less: Cash balances of discontinued operations at end of period	-	-
Cash and equivalents at beginning of year	2,066	955

Cash and equivalents at end of quarter	$2,751	$2,151

Supplemental cash flow data:

Cash paid for restructuring actions	$146	$51
Cash contributions to pension plans	121	34
Cash paid for income taxes	120	183

Sara Lee Reports Positive Trends and Solid Progress in Second Quarter – Page 13

Operating Results by Business Segment

For the Quarters ended Dec. 31, 2011 and Jan. 1, 2011 (in millions-unaudited)

	As Reported	Changes in Foreign Currency Exchange Rates	Acquisitions/ Dispositions	As Adjusted
Second Quarter 2012
Net sales:
N.A. Retail	$741	$-	$-	741
N.A. FS & Specialty Meats	314	-	27	287
Coffee & Tea	998	-	10	988
Australian Bakery	35	-	-	35
Intersegment	(7)	-	-	(7)

Total net sales	$2,081	$-	$37	2,044

Second Quarter 2011
Net sales:
N.A. Retail	$741	$-	$-	741
N.A. FS & Specialty Meats	290	-	13	277
Coffee & Tea	899	12	1	886
Australian Bakery	35	-	-	35
Intersegment	(7)	-	-	(7)

Total net sales	$1,958	$12	$14	1,932

Second Quarter 2012	As Reported	Changes in Foreign Currency Exchange Rates	Acquisitions/ Dispositions	Restructuring Actions	Impairment Charges	Other Significant Items	As Adjusted
Operating income:
N.A. Retail	$81	$-	$-	$(7)	$-	$-	$88
N.A. FS & Specialty Meats	33	-	3	-	-	-	30
Coffee & Tea	140	-	-	(4)	-	-	144
Australian Bakery	3	-	-	-	-	-	3

Total operating segment income	257	-	3	(11)	-	-	265

General corporate expenses	(168)	-	-	(120)	(14)	(13)	(21)
Mark-to-market derivative gains/(losses)	15	-	-	-	-	-	15
Amortization of trademarks/intangibles	(3)	-	-	-	-	-	(3)

Operating income	$101	$-	$3	$(131)	$(14)	$(13)	$256

Operating margin	4.9%						12.5%

Second Quarter 2011
Operating income:
N.A. Retail	$84	$-	$-	$-	$-	$-	$84
N.A. FS & Specialty Meats	38	-	1	-	-	-	37
Coffee & Tea	109	(1)	1	(33)	-	-	142
Australian Bakery	(1)	-	-	-	-	-	(1)

Total operating segment income	230	(1)	2	(33)	-	-	262

General corporate expenses	(50)	1	-	(10)	-	-	(41)
Mark-to-market derivative gains/(losses)	(2)	-	-	-	-	-	(2)
Amortization of trademarks/intangibles	(3)	-	-	-	-	-	(3)

Operating income	$175	$-	$2	$(43)	$-	$-	$216

Operating margin	9.0%						11.2%

Sara Lee Reports Positive Trends and Solid Progress in Second Quarter – Page 14

Operating Results by Business Segment

For the Six Months ended Dec. 31, 2011 and Jan. 1, 2011 (in millions - unaudited)

	As Reported	Changes in Foreign Currency Exchange Rates	Acquisitions/ Dispositions	As Adjusted
First Six Months 2012
Net sales:
N.A. Retail	$1,425	$-	$-	1,425
N.A. FS & Specialty Meats	621	-	54	567
Coffee & Tea	1,920	-	26	1,894
Australian Bakery	73	-	-	73
Intersegment	(15)	-	-	(15)

Total net sales	$4,024	$-	$80	3,944

First Six Months 2011
Net sales:
N.A. Retail	$1,436	$-	$-	1,436
N.A. FS & Specialty Meats	564	-	13	551
Coffee & Tea	1,627	(54)	2	1,679
Australian Bakery	71	(6)	-	77
Intersegment	(13)	-	-	(13)

Total net sales	$3,685	$(60)	$15	3,730

First Six Months 2012	As Reported	Changes in Foreign Currency Exchange Rates	Acquisitions/ Dispositions	Restructuring Actions	Impairment Charges	Other Significant Items	As Adjusted

Operating income:
N.A. Retail	$123	$-	$-	$(21)	$-	$-	$144
N.A. FS & Specialty Meats	60	-	4	(1)	-	-	57
Coffee & Tea	254	-	2	(13)	-	-	265
Australian Bakery	5	-	-	-	-	-	5

Total operating segment income	442	-	6	(35)	-	-	471

General corporate expenses	(228)	-	-	(170)	(32)	5	(31)
Mark-to-market derivative gains/(losses)	4	-	-	-	-	-	4
Amortization of trademarks/intangibles	(6)	-	-	-	-	-	(6)

Operating income	$212	$-	$6	$(205)	$(32)	$5	$438

Operating margin	5.3%						11.1%

First Six Months 2011
Operating income:
N.A. Retail	$144	$-	$-	$(1)	$-	$-	$145
N.A. FS & Specialty Meats	61	-	1	(2)	-	-	62
Coffee & Tea	199	(10)	1	(35)	-	-	243
Australian Bakery	1	-	-	-	-	-	1

Total operating segment income	405	(10)	2	(38)	-	-	451

General corporate expenses	(77)	-	-	(13)	-	-	(64)
Mark-to-market derivative gains/(losses)	10	-	-	-	-	-	10
Amortization of trademarks/intangibles	(6)	-	-	-	-	-	(6)

Operating income	$332	$(10)	$2	$(51)	$-	$-	$391

Operating margin	9.0%						10.5%

Sara Lee Reports Positive Trends and Solid Progress in Second Quarter – Page 15

Significant Items

Quarters ended Dec. 31, 2011 and Jan. 1, 2011 (in millions, except per share data - unaudited)

	Quarter ended Dec. 31, 2011			Quarter ended Jan. 1, 2011
(In millions except per share data)	Pretax Impact	Net Income/(loss)	Diluted EPS Impact (1)	Pretax Impact	Net Income/(loss)	Diluted EPS Impact (1)
Continuing Operations:
Restructuring actions:
Severance/ retention costs	$(7)	$(5)	$(0.01)	$(39)	$(29)	$(0.04)
Lease and contractual obligation exit costs	(81)	(55)	(0.09)	-	-	-
Consulting/advisory costs	(37)	(30)	(0.05)	(4)	(3)	-
Accelerated depreciation	(6)	(3)	(0.01)	-	-	-

Total restructuring actions	(131)	(93)	(0.16)	(43)	(32)	(0.05)

Gain on HBI tax settlment	-	5	0.01	-	-	-
Impairment charges	(14)	(11)	(0.02)	-	-	-
Litigation accrual	(11)	(7)	(0.01)	-	-	-
Thailand flood loss	(2)	(1)	-	-	-	-
Tax indemnification accrual adjustment	-	2	-	-	-	-
Debt extinguishment costs	-	-	-	(25)	(16)	(0.02)

Impact of significant items on income/(loss) from continuing operations before income taxes	(158)	(105)	(0.18)	(68)	(48)	(0.07)

Tax on unremitted earnings	-	(21)	(0.04)	-	-	-
Tax audit settlement/reserve adjustments	-	(1)	-	-	2	-
Tax valuation allowance adjustment	-	2	-	-	-	-

Impact of significant items on income/(loss) from continuing operations	(158)	(125)	(0.22)	(68)	(46)	(0.07)

Discontinued operations:
Restructuring actions:
Severance/ retention costs	(16)	(11)	(0.02)	(39)	(28)	(0.04)
Consulting/advisory costs	(7)	(6)	(0.01)	-	-	-
Accelerated depreciation	-	-	-	(1)	(1)	-
Impairment charges	(14)	(9)	(0.02)	-	-	-
Gain on the sale of discontinued operations	540	371	0.62	886	490	0.77
Pension curtailment/withdrawal	(3)	(2)	-	(1)	-	-
Tax basis differences	-	71	0.12	-	223	0.35
Tax audit settlement/reserve adjustments	-	-	-	-	1	-
Tax valuation allowance adjustment	-	-	-	-	(3)	-
Tax on unremitted earnings	-	3	0.01	-	(1)	-

Impact of significant items on income/(loss) from discontinued operations	500	417	0.70	845	681	1.06

Impact of significant items on net income	$342	$292	$0.49	$777	$635	$0.99

Impact of significant items on income from continuing operations before income taxes
Cost of sales	$(6)			$-
Selling, general and administrative expenses	(54)			(4)
Exit and business dispositions	(84)			(39)
Impairment charges	(14)			-
Debt extinguishment costs	-			(25)

Total	$(158)			$(68)

Notes:

(1) EPS amounts are rounded to the nearest $0.01 and may not add to the total.

Sara Lee Reports Positive Trends and Solid Progress in Second Quarter – Page 16

Significant Items

Six Months ended Dec. 31, 2011 and Jan. 1, 2011 (in millions, except per share data - unaudited)

	Six Months ended Dec. 31, 2011			Six Months ended Jan. 1, 2011
(In millions except per share data)	Pretax Impact	Net Income/(loss)	Diluted EPS Impact (1)	Pretax Impact	Net Income/(loss)	Diluted EPS Impact (1)

Continuing Operations:
Restructuring actions:
Severance/ retention costs	$(35)	$(24)	$(0.04)	$(43)	$(31)	$(0.05)
Lease and contractual obligation exit costs	(87)	(59)	(0.10)	-	-	-
Consulting/advisory costs	(71)	(57)	(0.10)	(6)	(5)	(0.01)
Accelerated depreciation	(12)	(7)	(0.01)	(2)	(1)	-

Total restructuring actions	(205)	(147)	(0.25)	(51)	(37)	(0.06)

Gain on HBI tax settlment	15	15	0.02	-	-	-
Impairment charges	(32)	(22)	(0.04)	-	-	-
Litigation accrual	(11)	(7)	(0.01)	-	-	-
Thailand flood loss	(2)	(1)	-	-	-	-
Tax indemnification accrual adjustment	3	4	0.01	-	-	-
Debt extinguishment costs	-	-	-	(55)	(35)	(0.05)

Impact of significant items on income/(loss) from continuing operations before income taxes	(232)	(158)	(0.27)	(106)	(72)	(0.11)

Tax on unremitted earnings	-	(105)	(0.18)	-	-	-
Tax audit settlement/reserve adjustments	-	69	0.12	-	6	0.01
Tax valuation allowance adjustment	-	(73)	(0.12)	-	-	-

Impact of significant items on income/(loss) from continuing operations	(232)	(267)	(0.45)	(106)	(66)	(0.10)

Discontinued operations:
Restructuring actions:
Severance/ retention costs	(17)	(12)	(0.02)	(49)	(35)	(0.05)
Consulting/advisory costs	(14)	(11)	(0.02)	(3)	(2)	-
Accelerated depreciation	-	-	-	(1)	(1)	-
Impairment charges	(385)	(345)	(0.58)	-	-	-
Gain on the sale of discontinued operations	802	463	0.78	1,141	579	0.89
Pension curtailment/withdrawal	(3)	(2)	-	(1)	-	-
Tax basis differences	-	189	0.32	-	225	0.35
Tax audit settlement/reserve adjustments	-	-	-	-	1	-
Tax valuation allowance adjustment	-	-	-	-	(3)	-
Tax on unremitted earnings	-	(67)	(0.11)	-	(6)	(0.01)

Impact of significant items on income/(loss) from discontinued operations	383	215	0.36	1,087	758	1.17

Impact of significant items on net income	$151	$(52)	$(0.09)	$981	$692	$1.07

Impact of significant items on income from continuing operations before income taxes
Cost of sales	$(12)			$(2)
Selling, general and administrative expenses	(72)			(6)
Exit and business dispositions	(116)			(43)
Impairment charges	(32)			-
Debt extinguishment costs	-			(55)

Total	$(232)			$(106)

Notes:

(1) EPS amounts are rounded to the nearest $0.01 and may not add to the total.

Sara Lee Reports Positive Trends and Solid Progress in Second Quarter – Page 17

EPS Reconciliation - Reported to Adjusted

Quarters ended Dec. 31, 2011 and Jan. 1, 2011 (in millions, except per share data - unaudited)

	Quarter ended December 31, 2011			Quarter ended January 1, 2011
	As Reported	Impact of Significant Items	Adjusted (1)	As Reported	Impact of Significant Items	Adjusted (1)
Continuing operations:

Income from continuing operations before income taxes	$83	$(158)	$241	$129	$(68)	$197

Income tax expense (benefit)	50	(33)	83	41	(22)	63

Income from continuing operations	33	(125)	158	88	(46)	134

Discontinued operations:

Income from discontinued operations, net of tax	65	46	19	255	191	64
Gain on sale of discontinued operations, net of tax	371	371	-	490	490	-

Net income from discontinued operations	436	417	19	745	681	64

Net income	469	292	177	833	635	198

Less: Income from noncontrolling interests, net of tax Discontinued operations	1	-	1	2	-	2

Net income attributable to Sara Lee	$468	$292	$176	$831	$635	$196

Amounts attributable to Sara Lee:
Net income from continuing operations	$33	$(125)	$158	$88	$(46)	$134
Net income from discontinued operations	435	417	18	743	681	62

Earnings per share of common stock:
Diluted
Income from continuing operations	$0.05	$(0.22)	$0.27	$0.14	$(0.07)	$0.21
Net income	$0.79	$0.49	$0.30	$1.30	$0.99	$0.31

Effective tax rate-continuing operations	60.5%		34.3%	31.6%		32.0%

(1) Represents a non-GAAP financial measure. See detailed explanation of these and other non-GAAP measures at end of this release.

Sara Lee Reports Positive Trends and Solid Progress in Second Quarter – Page 18

EPS Reconciliation - Reported to Adjusted

Six Months ended Dec. 31, 2011 and Jan. 1, 2011 (in millions, except per share data - unaudited)

	Six Months ended December 31, 2011			Six Months ended January 1, 2011
	As Reported	Impact of Significant Items	Adjusted (1)	As Reported	Impact of Significant Items	Adjusted (1)
Continuing operations:

Income/(loss) from continuing operations before income taxes	$173	$(232)	$405	$227	$(106)	$333

Income tax expense (benefit)	174	35	139	78	(40)	118

Income/(loss) from continuing operations	(1)	(267)	266	149	(66)	215

Discontinued operations:

Income/(loss) from discontinued operations, net of tax	(208)	(248)	40	299	179	120
Gain on sale of discontinued operations, net of tax	463	463	-	579	579	-

Net income from discontinued operations	255	215	40	878	758	120

Net income	254	(52)	306	1,027	692	335

Less: Income from noncontrolling interests, net of tax
Discontinued operations	3	-	3	4	-	4

Net income attributable to Sara Lee	$251	$(52)	$303	$1,023	$692	$331

Amounts attributable to Sara Lee:
Net income/(loss) from continuing operations	$(1)	$(267)	$266	$149	$(66)	$215
Net income/(loss) from discontinued operations	252	215	37	874	758	116

Earnings per share of common stock:
Diluted
Income/(loss) from continuing operations	$-	$(0.45)	$0.45	$0.23	$(0.10)	$0.33
Net income	$0.42	$(0.09)	$0.51	$1.58	$1.07	$0.51

Effective tax rate - continuing operations	100.5%		34.1%	34.4%		35.5%

(1) Represents a non-GAAP financial measure. See detailed explanation of these and other non-GAAP measures at end of this release.

Sara Lee Reports Positive Trends and Solid Progress in Second Quarter – Page 19

Explanation of Non-GAAP Financial Measures

Management measures and reports Sara Lee’s financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). In this release, Sara Lee highlights certain items that have significantly impacted the corporation’s financial results and uses several non-GAAP financial measures to help investors understand the financial impact of these significant items.

“Significant items” are income or charges (and related tax impact) that management believes have had or are likely to have a significant impact on the earnings of the applicable business segment or on the total corporation for the period in which the item is recognized, are not indicative of the company’s core operating results and affect the comparability of underlying results from period to period. Significant items may include, but are not limited to: charges for exit activities; consulting and advisory costs, transformation program and Project Accelerate costs; impairment charges; pension partial withdrawal liability charges; debt extinguishment costs; spin-off related costs; tax charge on deemed repatriated earnings; tax costs and benefits resulting from the disposition of a business; impact of tax law changes; gains on the sale of discontinued operations; changes in tax valuation allowances and favorable or unfavorable resolution of open tax matters based on the finalization of tax authority examinations or the expiration of statutes of limitations. Management highlights significant items to provide greater transparency into the underlying sales or profit trends of Sara Lee or the applicable business segment or discontinued operations and to enable more meaningful comparability between financial results from period to period. Additionally, Sara Lee believes that investors desire to understand the impact of these factors to better project and assess the longer term trends and future financial performance of the corporation.

This release contains certain non-GAAP financial measures that exclude from a financial measure computed in accordance with GAAP the impact of the significant items and the impact of acquisitions and dispositions, and changes in foreign currency exchange rates. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Sara Lee’s business that, when viewed together with Sara Lee’s financial results computed in accordance with GAAP, provide a more complete understanding of factors and trends affecting Sara Lee’s historical financial performance and projected future operating results, greater transparency of underlying profit trends and greater comparability of results across periods. These non-GAAP financial measures are not intended to be a substitute for the comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

In addition, investors frequently have requested information from management regarding the impact of significant items. Management believes, based on feedback it has received during earnings calls and discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Sara Lee’s historical and project future financial performance. Management also uses certain of these non-GAAP financial measures, in conjunction with the GAAP financial measures, to understand, manage and evaluate our businesses, in planning for and forecasting financial results for future periods, and as one factor in determining achievement of incentive compensation. Two of the three performance measures under Sara Lee’s annual incentive plan are net sales and operating income, which are the reported amounts as adjusted for significant items and possibly other items. Operating income, as adjusted for significant items, also may be used as a component of Sara Lee’s long-term incentive plans. Many of the significant items will recur in future periods; however, the amount and frequency of each significant item varies from period to period.

Management also has received inquiries from investors seeking to better understand and project the corporation’s tax rate, which can be complex given the multiple foreign jurisdictions in which Sara Lee operates and the numerous tax rules with which it must comply. The information contained in the tables “Reconciliation of as Reported to Adjusted” for each fiscal period includes certain non-GAAP financial measures, and is intended to help investors better understand Sara Lee’s effective tax rate.

The following is an explanation of the non-GAAP financial measures presented in this release.

In the “EPS Reconciliation of as Reported to Adjusted” tables each item in the “Adjusted” column of that table equals the indicated financial measure computed in accordance with GAAP less the impact of significant items recognized in the fiscal period presented.

“Adjusted EPS” excludes from diluted EPS, as reported, for total Sara Lee, for continuing operations or for discontinued operations, as indicated, the per share impact of significant items recognized in the fiscal period presented.

Sara Lee Reports Positive Trends and Solid Progress in Second Quarter – Page 20

“Adjusted net sales” for continuing operations or discontinued operations, as indicated, excludes from applicable net sales the impact of businesses acquired or divested after the start of the fiscal period and also presents fiscal 2011 results at fiscal 2012 currency exchange rates.

“Adjusted operating income” for continuing operations or discontinued operations, as indicated, excludes from applicable operating income the impact of significant items and businesses acquired or divested after the start of the fiscal period, and also presents fiscal 2011 results at fiscal 2012 currency exchange rates.

“Adjusted operating margin” for continuing operations, a specified business segment or discontinued operations, as indicated, is a non-GAAP financial measure that equals adjusted operating income for the applicable portion of the business divided by adjusted net sales of the corporation (in the case of computing adjusted operating margin for continuing operations) or adjusted operating segment income for a business segment or discontinued operations divided by adjusted net sales for that business segment or discontinued operation (in the case of computing adjusted operating margin for a specific business segment or discontinued operations).

“Adjusted operating segment income” for continuing operations, a specified business segment or discontinued operations, as indicated, excludes from the applicable operating segment income measure the impact of significant items recognized by that portion of the business during the fiscal period presented and the results of businesses acquired or divested after the start of the fiscal period presented, and also presents fiscal 2011 results at fiscal 2012 currency exchange rates.

“Adjusted operating income (including acquisitions)” for continuing operations excludes from operating income from continuing operations the impact of significant items recognized during the fiscal period presented; this measure does not exclude the results of businesses acquired or divested after the start of the fiscal period presented and does not present fiscal 2011 results at fiscal 2012 currency exchange rates.